Exhibit 2.3

FIRST SUPPLEMENTAL INDENTURE

dated as of February 9, 2017

to the

Indenture dated as of February 9, 2017

among

BANCO SUPERVIELLE S.A.,

as Issuer,

THE BANK OF NEW YORK MELLON,

as Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent,

and

BANCO SANTANDER RIO S.A.

as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and

Representative of the Trustee in Argentina

Ps. 4,768,170,000

Series A Floating Rate Notes Due 2020

TABLE OF CONTENTS

		PAGE

ARTICLE I
GENERAL

Section 1.1.	Definition of Terms	2
Section 1.2.	Appointment of Agents	10

ARTICLE II
TERMS AND CONDITIONS OF THE NOTES

Section 2.1.	Designation and Principal Amount	10
Section 2.2.	Currency of Payment	11
Section 2.3.	Stated Maturity	11
Section 2.4.	Denomination	11
Section 2.5.	Global Notes	11
Section 2.6.	Agents and Places of Payment	11
Section 2.7.	Interest	12
Section 2.8.	Payment of Principal and Interest	12

ARTICLE III
REDEMPTION AND REPURCHASE OF THE NOTES

Section 3.1.	Redemption at the Option of the Bank for Taxation Reasons	14
Section 3.2.	Redemption Procedures	14
Section 3.3.	Cancellation	14
Section 3.4.	Purchase and Cancellation	15

ARTICLE IV
CERTAIN COVENANTS

Section 4.1.	Payment of Principal and Interest	15
Section 4.2.	Additional Amounts	15
Section 4.3.	Maintenance of Books and Records	17
Section 4.4.	Maintenance of Corporate Existence; Properties	17
Section 4.5.	Compliance with Law	17
Section 4.6.	Reports to Trustee	17
Section 4.7.	Notice of Event of Default	18
Section 4.8.	Negative Pledge	18
Section 4.9.	Further Actions	18

ARTICLE V
MERGER, CONSOLIDATION, SALE OR CONVEYANCE

Section 5.1.	Bank May Consolidate, etc. on Certain Terms	19
Section 5.2.	Successor Person Substituted	19

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Section 5.3.	Documents to Trustee	20

ARTICLE VI
EVENTS OF DEFAULT

Section 6.1.	Events of Default	20

ARTICLE VII
MODIFICATION, WAIVER AND SUPPLEMENTAL INDENTURES.

Section 7.1.	Modification, Waiver and Supplemental Indentures	22

ARTICLE VIII
MISCELLANEOUS

Section 8.1.	Confirmation of Indenture	22
Section 8.2.	Trustee Not Responsible for Recitals	23
Section 8.3.	Governing Law	23
Section 8.4.	Judgment Currency Indemnity	23
Section 8.5.	Separability	23
Section 8.6.	Counterparts	24
Section 8.7.	USA Patriot Act	24
Section 8.8.	Incorporation of Rights, etc. of Trustee and Agents	24

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THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 9, 2017 (the “First Supplemental Indenture”), among BANCO SUPERVIELLE S.A., a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”) and domiciled at Bartolomé Mitre 434, Buenos Aires, Argentina (the “Bank”), The Bank of New York Mellon, a New York banking corporation, as trustee (in such capacity, the “Trustee”), registrar (in such capacity, the “Registrar”), calculation agent (in such capacity, the “Calculation Agent”), paying agent (in such capacity, the “Paying Agent”) and transfer agent (in such capacity, the “Transfer Agent”), and Banco Santander Rio S.A., a bank duly incorporated and existing under the laws of Argentina, as Argentine registrar (in such capacity, the “Argentine Registrar”), Argentine paying agent (in such capacity, the “Argentine Paying Agent”), Argentine transfer agent (in such capacity, the “Argentine Transfer Agent”) and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”).

W I T N E S S E T H:

WHEREAS, the Bank has duly authorized, by resolution of its shareholders at a meeting held on September 22, 2016 and resolution of its Board of Directors at a meeting held on November 10, 2016, its Global Note Program (the “Program”) for the issuance from time to time of up to an aggregate principal amount outstanding at any one time of US$800,000,000 (or its equivalent in other currencies) of notes (the “Securities”) in one or more series as may be determined by the Bank from time to time. The Comisión Nacional de Valores (“CNV”) authorized the Program in Argentina by Resolution No. 18.376 dated November 24, 2016.

WHEREAS, the Bank, the Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent, and the Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina have executed and delivered the Base Indenture to provide for the issuance by the Bank of Securities under the Program;

WHEREAS, Section 3.01 of the Base Indenture provides for the establishment of the form and terms of Securities of any series issued thereunder through an indenture supplement;

WHEREAS, the Bank has duly authorized and desires to cause to be issued pursuant to the Base Indenture and this First Supplemental Indenture a series of Securities designated the “Ps.4,768,170,000 Series A Floating Rate Notes Due 2020” (the “Notes”) which are to be initially limited in aggregate principal amount to Ps.4,768,170,000;

WHEREAS, pursuant to Article 11 of the Base Indenture, the Bank has requested that the Trustee join in the execution of this First Supplemental Indenture to establish the form and terms of the Notes;

WHEREAS, a duly authorized officer of the Bank, pursuant to a certificate (acta de subdelegado) dated February 9, 2017, has approved the final terms and the execution and delivery of this First Supplemental Indenture for the issuance of the Notes;

WHEREAS, all things necessary have been done to make this First Supplemental Indenture a valid instrument in accordance with its terms and the terms of the Base Indenture, including, without limitation, approval by the CNV and to make the Notes, when executed by the Bank and authenticated and delivered, qualify as non-convertible notes, or “obligaciones negociables simples no convertibles en acciones” under the Argentine Negotiable Obligations Law No. 23,576, as amended (the “Negotiable Obligations Law”), will be issued in accordance with Argentine Law No.19,550, as amended and supplemented (Argentine General Corporation Law, the “Corporations Law”) and will be placed in accordance with Law No. 26,831 on Capital Markets (the “Capital Markets Law”), Decree No. 1023/2013 implementing the Capital Markets Law and the rules of the CNV (as approved by General Resolution No. 622/13, as amended and supplemented, collectively, the “CNV Rules”), and will have the benefits provided thereby and will be subject to the procedural requirements set forth therein.

WHEREAS, the main corporate purpose of the Bank is to engage, in or outside of Argentina, in any banking transaction contemplated and authorized under Argentine Law No. 21,526, as amended (the “Financial Institutions Law”), and other laws, rules and regulations governing banking activities in the place of performance, under the guidelines and with prior authorization, when so required, of the Central Bank. The Bank also has the corporate power to act as an agent in connection with securities transactions in the open market, and in any exchange transactions, in accordance with applicable laws, rules and regulations, under the guidelines and with the prior authorization, when so required, of the CNV. The Bank has full legal capacity to incur obligations and exercise rights, and to execute any kind of act and transaction related thereto. In addition, the Bank is capable of owning interests in other domestic or foreign financial institutions with the prior authorization of the Central Bank. Furthermore, the Bank has the corporate power and authority to establish the Program, execute and deliver the Base Indenture and this First Supplemental Indenture and issue from time to time Securities under the Program, including the Notes pursuant hereto; and

WHEREAS, the capital stock and the shareholders’ equity of the Bank as of September 30, 2016 was Ps.638.3 million and Ps.5,476.8 million, respectively, in each case in accordance with the accounting rules of the Central Bank (the “Central Bank Rules”).

NOW, THEREFORE, the Bank and the Trustee hereby agree that the following provisions shall supplement the Base Indenture with respect to the Notes:

ARTICLE I

GENERAL

Section 1.1.                                 Definition of Terms. Unless the context otherwise requires:

(a)                                 a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture; provided that, where a term is defined both in this First Supplemental Indenture and in the Base Indenture, the meaning given to such term in this First Supplemental Indenture shall control for purposes of this First Supplemental Indenture and (in respect of the Notes but not any other Series of Securities) the Base Indenture;

(b)                                 any term used herein which is defined in the Trust Indenture Act, either directly or by reference therein, has the meanings assigned to it therein; and

(c)                                  the following terms have the following respective meanings:

“Additional Amounts” has the meaning set forth in Section 4.2 hereof.

“Additional Notes” has the meaning set forth in Section 2.1 hereof.

“Applicable Exchange Rate” is the arithmetic average of the last three (3) Business Days prior to the Calculation Date of the exchange rate published by the Central Bank through Communication “A” 3500 (or any other regulation which may succeed or amend it) on its website (which at the date hereof, is located at http://www.bcra.gob.ar/PublicacionesEstadisticas/Tipos_de_cambios.asp), based on the exchange inquiry procedure established therein, as calculated by the Calculation Agent. If the exchange rate established by the Central Bank is not available, the Bank will provide the Calculation Agent with the arithmetic average of the last three (3) Business Days prior to the Calculation Date of the selling exchange rate that is published by the three Argentine private banks with the largest volume of foreign trade transactions according to information published by the Central Bank on its website, so that the Calculation Agent uses such arithmetic average for calculating the Applicable Exchange Rate.

“Argentina” has the meaning set forth in the preamble hereof.

“Argentine Bankruptcy Law” means Argentine Law No. 24,522, as amended.

“Argentine Paying Agent” has the meaning set forth in the preamble hereof.

“Argentine Registrar” has the meaning set forth in the preamble hereof.

“Argentine Transfer Agent” has the meaning set forth in the preamble hereof.

“Authorized Person” means any officer of the Bank duly authorized in writing to take actions under the Indenture on behalf of the Bank.

“BADLAR Private Banks Rate” means the interest rate for fixed term deposits of more than Ps.1,000,000 for periods between thirty and thirty-five days for private banks in Argentina, as published by the Central Bank on its website (which at the date hereof, is located at http://www.bcra.gov.ar/PublicacionesEstadisticas/Principales_Variables.asp).

“Bank” has the meaning set forth in the preamble hereof.

“Base Indenture” means the indenture, dated as of February 9, 2017 among the Bank, The Bank of New York Mellon, as Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent, and Banco Santander Rio S.A., as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York and Buenos Aires, Argentina, are authorized or required by law, decree or otherwise to close.

“Calculation Agent” has the meaning set forth in the preamble hereof.

“Calculation Date” shall be the second Business Day preceding each scheduled interest or principal payment date or any other date on which principal or interest shall become payable as a result of an acceleration of the maturity of the Notes or otherwise.

“Capital Markets Law” has the meaning set forth in the seventh recital hereof.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, warrants, options, rights or other equivalents of or interests in (however designated and whether voting or non-voting) corporate stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether now outstanding or hereafter issued, including any preferred stock.

“Central Bank” means the Banco Central de la República Argentina (the Central Bank of Argentina).

“Central Bank Accounting Rules” means the banking accounting rules published by the Central Bank from time to time.

“Central Bank Rules” has the meaning set forth in the ninth recital hereof.

“Certificated Notes” means a Note issued in certificated form to a Person other than DTC in accordance with Section 2.5 or a nominee thereof as custodian.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, or the successor to its securities clearance and settlement operations.

“CNV” means the Comisión Nacional de Valores (the Argentine National Securities Commission).

“CNV Rules” has the meaning set forth in the seventh recital hereof.

“Control” of a Person by another means that the other Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person or otherwise controls or has the power to control the affairs and policies of that Person, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the principal office of the Trustee at which at any time the corporate trust business of the Trustee shall be administered, which at the date of this Indenture is located at 101 Barclay Street, Floor 7E, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the holders of the Notes and the Bank, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders of the Notes and the Bank).

“Corporations Law” has the meaning set forth in the seventh recital hereof.

“Denomination Currency” has the meaning set forth in Section 8.4 hereof.

“Description of the Notes” means the section under the heading Description of the Notes in the Pricing Supplement.

“DTC” means The Depository Trust Company (or its successors) or such other depository (or its successors), as may be designated with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, N.V., or its successor in such capacity.

“Event of Default” has the meaning set forth in Section 6.1 hereof.

“FATCA” has the meaning set forth in Section 4.2 hereof.

“Financial Institutions Law” has the meaning set forth in the eighth recital hereof.

“First Supplemental Indenture” has the meaning set forth in the preamble hereof.

“Global Note” means a global note representing all or part of the Notes deposited with DTC, in accordance with Section 2.5 hereof and substantially in the form of Exhibit A and Exhibit B attached hereto.

“Governmental Authority” means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including without limitation any central bank, taxing authority, court or tribunal) or agent or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or Controlled by any of the foregoing.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate cap or collar agreement, option or futures contract or other agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Indebtedness” means with respect to any Person, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person under any lease that are required to be classified and accounted for as capital lease obligations under the rules of the Central Bank; (iv) guarantees of such Person in respect of Indebtedness referred to in clauses (i) through (iii) above; (v) all Indebtedness of any other Person of the type referred to in clauses (i) through (iv) which is secured by any Lien on any property or asset of such Person; provided that the term “Indebtedness” will not include any of the following liabilities or obligations incurred by the Bank or any of its Subsidiaries: (a) any deposits with or funds collected by the Bank or any of its Subsidiaries, (b) any check, note, certificate of deposit, draft or bill of exchange or similar instrument issued, accepted or endorsed by the Bank or any of its Subsidiaries, (c) any transaction in which the Bank or any of its Subsidiaries act in a fiduciary or agency capacity, (d) any banker’s acceptance or similar credit transaction, (e) any agreement to purchase or repurchase securities or loans or currency or to participate in loans and (f) any letters of credit issued by the Bank or any of its Subsidiaries.

“Indenture” means the Base Indenture, as amended and supplemented by this First Supplemental Indenture, or, if further amended or supplemented as therein or herein provided, as so amended or supplemented, and shall include the form and terms of the Notes as set forth herein.

“Initial Exchange Rate” shall be Ps. 15.8939 (the arithmetic average of the exchange rate published by the Central Bank through Communication “A” 3500 on the three Business Days prior to February 2, 2017, on its website (which at the date hereof, is located at http://www.bcra.gob.ar/PublicacionesEstadisticas/Tipos_de_cambios.asp)).

“Interest Payment Date” has the meaning set forth in Section 2.7 hereof.

“Initial Reference Rate” is 19.9375% (the simple arithmetic average of the BADLAR Private Banks Rate published on each of the last three (3) Business Days prior to February 2, 2017). For the avoidance of doubt, the BADLAR Private Banks Rate considered in determining the Initial Reference Rate was the published rate available at 1 p.m. Buenos Aires time on each of the last three (3) Business Days prior to February 2, 2017. The Initial Reference Rate was determined by the Bank.

“Interest Rate” means an annual floating rate equivalent to the sum of (i) the Reference Rate (or the Initial Reference Rate, solely for the initial Interest Rate Period) plus (ii) the Margin. The Interest Rate for each period will be reset quarterly and calculated by the Calculation Agent on the Calculation Date immediately prior to the beginning of the relevant Interest Rate Period, except for the Interest Rate for the initial Interest Rate Period. The Interest Rate for the initial Interest Rate Period is 24.4375% and has been determined by the Bank. In no case shall the Interest Rate be lower than the Minimum Interest Rate.

“Interest Rate Period” means each period beginning on, and including, the most recent Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date; provided that the first Interest Rate Period on any Note will begin on, and include, the date of original issuance of such Note and will end on, but exclude, the first Interest Payment Date.

“Issue Date” means February 9, 2017.

“Judgment Currency” has the meaning set forth in Section 8.4 hereof.

“Lien” means any mortgage, charge, security interest, pledge, hypothecation or similar encumbrance.

“Margin” means 4.500% per annum.

“Minimum Interest Rate” means 18% per annum.

“Negotiable Obligations Law” has the meaning set forth in the seventh recital hereof.

“Notes” has the meaning set forth in the fourth recital hereof. Unless the context otherwise requires, all references to “Note” or “Notes” shall include any Additional Notes.

“Offering Memorandum” means the Bank’s offering memorandum dated January 26, 2017 relating to the Program.

“Officers’ Certificate” means, when used in connection with any action to be taken by the Bank, a certificate signed by any two Authorized Persons of the Bank and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Bank, and who shall be reasonably acceptable to the Trustee.

“Paying Agent” has the meaning set forth in the preamble hereof.

“Permitted Lien” means:

(a)                                 any Lien existing on the Issue Date;

(b)                                 any landlord’s, workman’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or similar Liens arising in the ordinary course of business;

(c)                                  any Lien on any asset (including Capital Stock) securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of constructing, acquiring or improving such asset, which Lien attached to such asset concurrently with or within 180 days after the completion of construction, acquisition or improvement thereof;

(d)                                 any Lien created in connection with: special lines of credit or advances granted to the Bank by or through local or foreign governmental entities (including, without limitation, the Central Bank, Banco de Inversión y Comercio Exterior S.A. (“BICE”), Fondo Fiduciario de Asistencia a Entidades Financieras y de Seguros (“FFA”), Fondo Fiduciario para la Reconstrucción de Empresa (“FFR”), Seguro de Depósitos S.A. (“SEDESA”), Fondo de Liquidez Bancaria (“FLB”), and banks and export credit agencies) or any line of credit or loans granted by multilateral lending organizations (including, without limitation, the International Bank for Reconstruction and Development and the Inter-American Development Bank), directly or indirectly, in order to promote or develop the Argentine economy (the “líneas especiales de crédito”); rediscount loans (redescuentos) or advances granted by the Central Bank and by other Argentine government entities (including, without limitation, BICE, FFA, SEDESA, FFR and FLB) (the “redescuentos” or “adelantos”), each obtained in accordance with the applicable rules and regulations of the Central Bank or such other applicable rules and regulations governing líneas especiales de crédito or redescuentos or adelantos;

(e)                                  any Lien on any asset and/or property (including Capital Stock) (i) existing thereon at the time of acquisition of such asset and/or property or (ii) of any Person, at the time such Person is acquired by, or is merged or otherwise consolidated or combined with or into, the Bank or any of its Subsidiaries;

(f)                                   any Lien securing an extension, renewal, refinancing or refunding of Indebtedness secured by a Lien referred to in (a), (c), (d), or (e) above; provided that such new Lien is limited to the property which was subject to the prior Lien immediately before such extension, renewal, refinancing or refunding and provided further that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal, refinancing or refunding is not increased;

(g)                                  any (i) inchoate Lien for taxes, assessments or governmental charges or levies not yet due (including any relevant extensions) or contested in good faith, (ii) Lien arising or incurred in connection with judgments or assessments (including tax or other statutory Liens) under circumstances not constituting an Event of Default or (iii) Lien arising by operation of law;

(h)                                 any Lien on any account receivable financed by any Permitted Receivables Financing and securing Indebtedness arising under that Permitted Receivables Financing;

(i)                                     any Lien securing Hedging Obligations;

(j)                                    any Lien the creation of which is permitted pursuant to applicable regulations issued by the Central Bank and/or by any other applicable governmental institution of Argentina permitted or created in the future by such entities, in connection with (i) repurchase agreements; (ii) the Bank’s asset custody business; and (iii) the Bank’s credit card business;

(k)                                 any additional Lien on the Bank’s assets or those of the Bank’s Significant Subsidiaries; provided that on the date of the creation or assumption of such Lien, the Indebtedness secured by such Lien, together with all other Indebtedness of the Bank and its Significant Subsidiaries secured by a Lien under this clause, shall have an aggregate principal amount outstanding of no greater than 10% of the total consolidated assets of the Bank as set forth in the Bank’s most recent consolidated financial statements.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which an entity purchases or otherwise acquires accounts receivable of the Bank or any Significant Subsidiaries and enters into a third party financing thereof.

“Person” means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or government or any agency or political subdivision thereof.

“Pricing Supplement” means the Bank’s pricing supplement dated February 2, 2017 used in connection with the offering of the Notes.

“Program” has the meaning set forth in the first recital hereof.

“Qualified Institutional Buyer” means a qualified institutional buyer within the meaning of Rule 144A.

“Reference Rate” means the simple arithmetic average of the BADLAR Private Banks Rate published on each of the last three (3) Business Days prior to the applicable Calculation Date. For the avoidance of doubt, the BADLAR Private Banks Rate to be considered shall be the published rate available at 1 p.m. Buenos Aires time on each of the last three (3) Business Days prior to the applicable Calculation Date.

If the Central Bank ceases to publish the BADLAR Private Banks Rate, (i) the Calculation Agent will use the replacement of the BADLAR Private Banks Rate that the Central Bank publishes for calculating the Reference Rate or (ii) if a substitute rate does not exist or is not published, the Bank will provide the Calculation Agent with the arithmetic average of the last three (3) Business Days prior to the Calculation Date for time deposits of more than Ps.1,000,000 for periods between thirty and thirty-five days for the five largest private banks in Argentina in terms of deposits, so that the Calculation Agent uses such average for calculating the Reference Rate. In order to select the five largest private banks in terms of deposits, the most recent deposits report published by the Central Bank shall be considered.

“Register” has the meaning set forth in Section 2.8 hereof.

“Registrar” has the meaning set forth in the preamble hereof.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note initially sold outside the United States in reliance on Regulation S, deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.

“relevant taxing jurisdiction” means Argentina or any other jurisdiction in which the Bank is organized, resident or doing business for tax purposes or from or through which payments by or on behalf of the Bank are made or any political subdivision thereof or taxing authority therein.

“Representative of the Trustee in Argentina” has the meaning set forth in the preamble hereof.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, having direct responsibility for the administration of the Indenture, or any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Global Note” means a Global Note initially sold to Qualified Institutional Buyers in reliance on Rule 144A, deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities” has the meaning set forth in the first recital hereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any time, any of the Bank’s subsidiaries which is a “significant subsidiary” of the Bank within the meaning of Rule 1-02(w) of the U.S. Securities and Exchange Commission’s Regulation S-X.

“Stated Maturity” has the meaning set forth in Section 2.3 hereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the Capital Stock thereof is at the time owned or Controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided that the term “Subsidiary” shall not include any trust established by or at the direction of the Bank, other than a trust which is Controlled by the Bank, other than by virtue solely of general provisions relating to voting rights of holders of any relevant securities in their capacity as such or otherwise by virtue of any holding of a specific number or amount of any such securities.

“Successor Person” has the meaning set forth in Section 5.1 hereof.

“Taxes” means any present or future taxes, duties, assessments or governmental charges of whatever nature (including any interest or penalties related thereto) imposed, levied, collected, withheld or assessed by Argentina or any other jurisdiction in which the Bank is organized, resident or doing business for tax purposes or from or through which payments by or on behalf of the Bank are made or any political subdivision thereof or taxing authority therein.

“Transfer Agent” has the meaning set forth in the preamble hereof.

“Trustee” has the meaning set forth in the preamble hereof.

Section 1.2. Appointment of Agents. The Bank hereby appoints the Registrar, Calculation Agent, Paying Agent and Transfer Agent and the Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina to serve their respective roles pursuant to Section 5.02 of the Base Indenture.

ARTICLE II

TERMS AND CONDITIONS OF THE NOTES

Section 2.1.                                 Designation and Principal Amount. (a) There is hereby authorized a Series of Securities under the Base Indenture designated the “Ps.4,768,170,000, Series A Floating Rate Notes Due 2020,” in the initial aggregate principal amount of Ps.4,768,170,000.

(b)                                 Subject to the authorization of the CNV (to the extent applicable), the Bank may issue additional Notes from time to time, without the consent of the holders of the Notes then outstanding, and create additional notes of this series (“Additional Notes”) provided that such Additional Notes have identical terms and conditions as the Notes except for the original issue date, the original issue price, the first Interest Payment Date and the first date from which interest accrues. Any Additional Notes shall be issued under a separate CUSIP or ISIN number unless the Additional Notes are issued pursuant to a “qualified reopening” of the original series or are otherwise treated as part of the same “issue” of debt instruments as the original series for U.S.

federal income tax purposes. The Additional Notes will form a single series with the previously outstanding notes.

Section 2.2.                                 Currency of Payment. (a) The Notes shall be issued and denominated in Argentine pesos and all payments of principal, premium, if any, and interest under the Notes shall be made in U.S. dollars. Investors shall pay the subscription price of the Notes in U.S. dollars based on the Initial Exchange Rate.

(b)                                 Principal and interest payments shall be determined by the Calculation Agent using the applicable Interest Rate and Applicable Exchange Rate. The Bank shall pay all amounts in respect of the principal of and interest on the Notes and any Additional Amounts in U.S. dollars, as calculated by the Calculation Agent, by converting the Argentine peso amounts due into U.S. dollars at the Applicable Exchange Rate on the applicable Calculation Date. So long as the Notes remain outstanding, the Bank shall maintain a Calculation Agent.

(c)                                  The Calculation Agent shall notify the Trustee and the Bank on each Calculation Date of the Applicable Exchange Rate and the amount in U.S. dollars to be paid in respect of each Ps.1,000 outstanding on the immediately following payment date.

Section 2.3.                                 Stated Maturity. The Notes shall have a final maturity of August 9, 2020 (the “Stated Maturity”).

Section 2.4.                                 Denomination. The Notes shall be issued in denominations of Ps.1,000,000 and multiples of Ps.1,000 in excess thereof.

Section 2.5.                                 Global Notes. Notes eligible for resale in reliance on Rule 144A under the Securities Act shall be represented by one or more fully registered Notes in global form substantially in the form of Exhibit A hereof (collectively, the “Restricted Global Note” and, together with the Regulation S Global Note, the “Global Notes”) which shall be deposited upon issuance with the Trustee in New York City as custodian for DTC and shall be registered in the name of DTC or a nominee of DTC for credit to an account of a direct or indirect participant in DTC as described below.

Notes initially sold outside the United States in reliance on Regulation S under the Securities Act shall be represented by one or more fully registered Notes in global form substantially in the form of Exhibit B hereof (collectively, the “Regulation S Global Note”) which shall be deposited with the Trustee in New York City as custodian for DTC and shall be registered in the name of a nominee of DTC, for its direct and indirect participants.

A Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Section 2.6.                                 Agents and Places of Payment. The Bank may at any time appoint additional or other paying agents, calculation agents, transfer agents and registrars and terminate the appointment thereof; provided that (i) while Notes are outstanding, the Bank shall maintain a paying agent, a calculation agent, a transfer agent and a registrar in New York City; (ii) as long as the Notes are listed on the Euro MTF Market and the rules of the Luxembourg Stock

Exchange so require, at least one paying agent and transfer agent will be located in Luxembourg; and (iii) as long as it is required by Argentine law or by the CNV, the Bank shall maintain a registrar, a paying agent and a transfer agent in the City of Buenos Aires. In the event required hereunder, notice of any resignation, termination or appointment of any registrar, paying agent or transfer agent, and of any change in the office through which any registrar, paying agent or transfer agent will act, shall be promptly given to the holders of the Notes in the manner described under “—Notices” in the Offering Memorandum, and to the CNV.

Section 2.7.                                 Interest. (a) Each Note shall bear interest at an annual floating rate from (and including) the date of original issuance or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each Interest Payment Date and at the Stated Maturity and upon redemption or acceleration, as specified in Section 2.8 below.

(b)                                 Interest on each Note shall accrue from its date of original issuance, or if interest has already been paid, from the most recent Interest Payment Date to but excluding the next Interest Payment Date, on the principal amount outstanding at the applicable payment date. Interest shall be calculated by the Calculation Agent based on the principal amount outstanding in Argentine pesos and be payable quarterly in cash on May 9, August 9, November 9, and February 9 of each year, beginning on May 9, 2017, each, an “Interest Payment Date”. The Calculation Agent shall calculate the accrued and unpaid interest due in U.S. dollars using the Applicable Exchange Rate on the relevant Calculation Date, based on the principal amount outstanding in Argentine Pesos.

(c)                                  Interest on each Note shall accrue during any Interest Rate Period at an annual floating rate equivalent to the sum of (i) the Reference Rate for such Interest Rate Period (or the Initial Reference Rate, solely for the initial Interest Rate Period) plus (ii) the Margin. The Interest Rate for each period shall be reset quarterly and calculated by the Calculation Agent on the Calculation Date immediately prior to the beginning of the relevant Interest Rate Period, except for the Interest Rate for the initial Interest Rate Period. The Interest Rate for the initial Interest Rate Period is 24.4375%. In no case shall the Interest Rate be lower than the minimum interest rate of 18% per annum (the “Minimum Interest Rate”).

(d)                                 Interest on each Note shall be payable to the holders of record at the close of business on the April 24, July 25, October 25, and January 25 immediately preceding the related Interest Payment Dates; it shall be computed on the basis of a year of 365 days and the actual numbers of days elapsed; and it shall be calculated based on the period beginning on, and including, the most recent Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date (each, an “Interest Rate Period”); provided that the first Interest Rate Period on any Note will begin on, and include, the date of original issuance of such Note and will end on, but exclude, the first Interest Payment Date.

Section 2.8.                                 Payment of Principal and Interest. (a) Payment of principal of the Notes shall be made in two installments as follows: Ps. 2,384,085,000 on February 9, 2020 and Ps. 2,384,085,000 (or such other principal amount of the Notes as may be outstanding) on August 9, 2020. The principal amount will be payable in U.S. dollars. The Calculation Agent shall calculate the principal amount due in U.S. dollars using the Applicable Exchange Rate on the relevant Calculation Date, based upon the principal amount outstanding in Argentine Pesos.

(b)                                 Interest shall be payable to the person in whose name a Note is registered at the close of business on the regular record date preceding each Interest Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such record date and prior to such Interest Payment Date; provided (i) that if and to the extent the Bank shall default in the payment of the interest (including Additional Amounts) due on such Interest Payment Date, such defaulted interest (including Additional Amounts) shall be paid to the person in whose names such Notes are registered at the end of a subsequent record date established by the Bank by notice given by mail or on behalf of the Bank to the holders of the Notes not less than 15 days preceding such subsequent record date, such record date to be not less than 15 days preceding the date of payment in respect of such defaulted interest and (ii) that interest payable at Stated Maturity or upon acceleration or redemption shall be payable to the person to whom principal shall be payable.

(c)                                  Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Global Note shall be made to DTC, in accordance with DTC’s procedures, or its nominee (or any successor thereof) as the registered owner thereof (or any successor thereto). None of the Bank, the Trustee, the Registrar nor any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(d)                                 Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Certificated Note at Stated Maturity or upon acceleration or redemption shall be made to the registered holder on the payment date in immediately available funds upon surrender of such Note at the Corporate Trust Office of the Trustee, in the Borough of Manhattan, New York City, or at the office of any Paying Agent in the City of Buenos Aires by a check drawn on, or by transfer to an account maintained by the registered holder with, a bank located in New York City. Payments of the principal of and premium, interest, Additional Amounts and any other amounts on or in respect of Certificated Notes to be made other than at Stated Maturity or upon redemption, shall be made by check drawn on a bank in New York City mailed on or before the due date for such payment to the address of the person entitled thereto as it appears in the register kept by the Registrar (the “Register”); provided that a holder of Ps.15,000,000 in aggregate principal amount of Certificated Notes shall be entitled to receive such payment by wire transfer in immediately available funds to an account maintained by such holder at a bank located in New York City as may have been appropriately designated by such person to the Trustee in writing no later than 15 days prior to the relevant Interest Payment Date. Unless such designation is revoked, any such designation made by such person with respect to such Certificated Note will remain in effect with respect to any future payments with respect to such Certificated Note payable to such person.

(e)                                  Payments of interest on any Note with respect to any Interest Payment Date shall include interest accrued to but excluding such Interest Payment Date.

(f)                                   If the Stated Maturity or the Interest Payment Date or any other payment date for any Note falls on a day that is not a Business Day, payment of principal (and premium, if any), interest and any Additional Amounts with respect to such Note shall be made on the next succeeding Business Day in the place of payment with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

ARTICLE III

REDEMPTION AND REPURCHASE OF THE NOTES

Section 3.1.                                 Redemption at the Option of the Bank for Taxation Reasons. The Notes may be redeemed at the option of the Bank in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ written notice (which notice shall be irrevocable) to the holders and, if applicable, the CNV, in writing, at 100% of the principal amount thereof, together with any accrued but unpaid interest, and any Additional Amounts to the date fixed for redemption, if, as a result of any change in, or amendment to, the laws (or any regulations or rules issued thereunder) of a relevant taxing jurisdiction or any change in the application, administration or official interpretation of such laws, regulations or rules, including, without limitation the holding of a court of competent jurisdiction, the Bank has or will become obligated to pay Additional Amounts on or in respect of such Notes, which change or amendment becomes effective on or after the date of issuance of the Notes, and the Bank determines in good faith that such obligation cannot be avoided by the Bank taking reasonable measures available to it (provided that reasonable measures shall not include changing the Bank’s jurisdiction of organization or the location of its principal executive office or incurring any cost or expense that the Bank deems in good faith to be material). Prior to the distribution of any notice of redemption pursuant to this Section, the Bank shall deliver to the Trustee (1) a certificate signed by a duly authorized officer of the Bank stating that the Bank has or will become obligated to pay Additional Amounts as a result of such change or amendment, and that the Bank has determined that such obligation cannot be avoided by the Bank taking reasonable measures available to it and (2) a written opinion of independent legal counsel to the effect that the Bank has or will become obligated to pay Additional Amounts as a result of such change or amendment described above. The Trustee shall be entitled to conclusively accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent contained in the preceding sentence, in which event they shall be conclusive and binding on the holders.

Section 3.2.                                 Redemption Procedures. (a) The Bank shall give a notice of redemption to each holder (which, in the case of Global Notes, will be DTC, or its nominee) in accordance with Section 4.01 of the Base Indenture at least 30 days and not more than 60 days prior to the redemption date. A notice of redemption will be irrevocable.

(b)                                 Unless the Bank defaults in the payment of the redemption price, interest shall cease to accrue on the Notes called for redemption on and after the redemption date.

Section 3.3.                                 Cancellation. The Notes redeemed in full by the Bank shall be immediately canceled and cannot be reissued or resold. If notice of redemption has been given in the manner set forth herein, Notes to be redeemed shall become due and payable on the redemption date specified in such notice, and upon presentation and surrender of the Notes at the place or places specified in such notice, the Notes shall be paid and redeemed by the Bank at the places and in the manner and currency therein specified and at the redemption price therein specified together with accrued interest, if any, to the redemption date. From and after the redemption date, if monies for the redemption of Notes called for redemption shall have been made available at the Corporate Trust Office of the Trustee (or by any other means as specified in Section 2.8 above) for redemption on the redemption date, the Notes called for redemption shall cease to bear interest, and the only right of the holders of such Notes will be to receive payment of the redemption price together with accrued interest, if any, to the redemption date as aforesaid.

Section 3.4.                                 Purchase and Cancellation. The Bank and its Subsidiaries may at any time purchase or otherwise acquire any Note in the open market or otherwise at any price and may resell or otherwise dispose of such Note at any time.

ARTICLE IV

CERTAIN COVENANTS

Section 4.1.                                 Payment of Principal and Interest. The Bank covenants and agrees for the benefit of the holders of the Notes that it will duly and punctually pay or cause to be paid the principal of and interest and any Additional Amounts on the Notes in U.S. dollars, and any other payments to be made by the Bank under the Notes and the Indenture, at the place or places, at the respective times and in the manner provided in such Notes and the Indenture.

Section 4.2.                                 Additional Amounts. (a) All payments of principal, premium or interest by the Bank in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (including any interest or penalties related thereto) (“Taxes”) imposed, levied, collected, withheld or assessed by Argentina or any other jurisdiction in which the Bank is organized, resident or doing business for tax purposes or from or through which payments by or on behalf of the Bank are made or any political subdivision thereof or taxing authority therein (each, a “relevant taxing jurisdiction”), unless the Bank is compelled by law to deduct or withhold such Taxes. In any such event, subject to the exceptions listed below, the Bank will pay such additional amounts (“Additional Amounts”) in respect of Taxes as may be necessary to ensure that the amounts received by holders or beneficial owners of such Notes after such withholding or deduction will equal the respective amounts that would have been receivable in respect of such Notes in the absence of such withholding or deduction. No Additional Amounts will be payable:

(i)                                     when such Taxes would not have been imposed but for the fact that the holder or beneficial owner of Notes has a present or former, direct or indirect, connection with the relevant taxing jurisdiction (including, without limitation, a permanent establishment in the relevant taxing jurisdiction) other than the mere holding of such Notes and the receipt of any payments in respect thereof or enforcement of rights in respect thereof;

(ii)                                  when such Taxes would not have been imposed but for the failure of the holder or beneficial owner of Notes to comply with any reasonable certification, identification, information or reporting requirements regarding the nationality, residence, identity or connection with the relevant taxing jurisdiction of such holder or beneficial owner, as required by the Bank at least thirty (30) days before the applicable Interest Payment Date or principal payment date, as applicable, if such compliance is required by the laws or regulations of the relevant taxing jurisdiction as a precondition to exemption from, or reduction in the rate of, such Taxes; provided that any certification, identification, information or other reporting requirement would not be materially more onerous, in form, procedure or substance, than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN, W-8BEN-E and W-9);

(iii)                               to or on behalf of a holder or beneficial owner of Notes in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;

(iv)                              to or on behalf of a holder or beneficial owner of Notes in respect of Taxes payable other than by withholding from payment of principal of, premium, if any, or interest on the Notes;

(v)                                 in respect of Taxes imposed by reason of the fact that Notes were presented for payment more than thirty (30) days after the later of the date on which such payment became due and the date on which payment thereof has been duly provided for and notice of such payment is given to the holders, except to the extent that the holder of such Notes would have been entitled to such Additional Amounts had such Notes been presented on any day during such 30-day period;

(vi)                              in respect of any Taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with) (“FATCA”), any regulations or other guidance thereunder, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(vii)                           for any combination of items (i) through (vi) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium, if any, or interest on, any Notes to any holder or beneficial owner of Notes who is a fiduciary or partnership or other pass-through entity or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or other pass-through entity or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such Notes.

(b)                                 The Bank shall furnish to holders or beneficial owners of the Notes, the documentation evidencing payment of any Taxes deducted or withheld from payment on the Notes.

(c)                                  In the event that the Bank pays any personal property tax in respect of the Notes, in accordance with Argentine Law 23,966, as may be amended or modified, the Bank hereby waives any right it may have under Argentine law to seek reimbursement (whether by deduction from payments of principal or interest on such Notes or otherwise) from the holder or beneficial owner of the Notes of any such amounts paid.

(d)                                 All references in the Indenture to principal, premium or interest payable hereunder shall be deemed to include references to any Additional Amounts payable under this Section 4.2 with respect to such principal, premium or interest. The Bank will provide the Trustee with documentation evidencing the payment of any amounts deducted or withheld in accordance with this Section 4.2 promptly upon the Bank’s payment thereof, and copies of such documentation will be made available by the Trustee to holders upon request.

(e)                                  The Bank will pay promptly when due any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Argentina except those resulting from, or required to be paid in connection with, the enforcement of the Notes after the occurrence and during the continuance of any Event of Default.

Section 4.3.                                 Maintenance of Books and Records. The Bank shall maintain books, accounts and records in accordance in all material respects with the rules and regulations of the Central Bank, as amended from time to time.

Section 4.4.                                 Maintenance of Corporate Existence; Properties. The Bank shall (a) maintain in effect its corporate existence and all registrations necessary therefor, (b) take all actions to maintain all rights, privileges, titles to property or franchises necessary in the normal conduct of its business and (c) keep all its property used or useful in the conduct of its business in good working order and condition except in each case where the failure to so comply would not have a material adverse effect on the financial condition or results of operations of the Bank and its Subsidiaries taken as a whole; provided that this covenant shall not require the Bank to do so if the Board of Directors of the Bank shall determine in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of the business of the Bank.

Section 4.5.                                 Compliance with Law. The Bank will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules and regulations of each Governmental Authority having jurisdiction over it or its business except where the failure to so comply would not have a material adverse effect on the financial condition or results of operations of the Bank and its Subsidiaries taken as a whole.

Section 4.6.                                 Reports to Trustee. (a) The Bank will furnish to the Trustee in English:

(i)                                     within 120 days after the end of each fiscal year of the Bank (which, as of the date of this First Supplemental Indenture, ends on December 31) (or, if later, the date on which the Bank is required to deliver to the CNV financial statements for the relevant fiscal period), a copy of the audited consolidated balance sheet of the Bank as of the end of such year and the related consolidated statements of income and retained earnings and of changes in financial position for such fiscal year;

(ii)           within 90 days after the end of the first three fiscal quarters of each fiscal year of the Bank (or, if later, the date on which the Bank, as promptly notified by the Bank to the Trustee, is required to deliver to the CNV financial statements for the relevant fiscal period), a copy of the unaudited consolidated balance sheet of the Bank as of the end of each such quarter and the related unaudited consolidated statements of income and retained earnings and changes in financial position for such quarter and the portion of the fiscal year through such date; all of the financial statements referred to in (i) and (ii) to be prepared in accordance with Central Bank Accounting Rules applied consistently throughout the periods reflected therein (except as otherwise expressly noted therein); and

(iii)          concurrently with the delivery of the financial statements referred to in clause (i) above, a certificate of an Authorized Person of the Bank or an external auditor stating that, to the best of such Authorized Person’s knowledge, no Event of Default has occurred and is continuing, except as specified in such certificate.

(b)           The Trustee shall have no obligation to determine if and when the Bank’s financial statements or reports are publicly available and accessible electronically. Delivery of these reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Bank’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.7.           Notice of Event of Default. The Bank will give written notice to the Trustee, promptly after the Bank becomes aware thereof, of any Event of Default that has occurred and is continuing, accompanied by an Officer’s Certificate setting forth the details of such Event of Default and stating what action the Bank proposes to take with respect thereto.

Section 4.8.           Negative Pledge. The Bank will not, and will not permit any of its Significant Subsidiaries to, create, incur, assume or suffer to exist any Lien, except any Permitted Lien, upon its present or future assets, to secure any Indebtedness unless at the same time or prior thereto, the Bank’s obligations under the Notes and the Indenture, as the case may be, are secured equally and ratably therewith.

Section 4.9.           Further Actions. The Bank will use reasonable efforts to take any action or satisfy any condition (including seeking any necessary consent, approval, authorization, exemption, filing or license) at any time required by applicable laws and regulations to be taken, fulfilled or done in order to (i) enable it lawfully to perform its payment obligations under the Notes and the Indenture, (ii) ensure that those obligations are legally binding and enforceable and (iii) make the Notes and the Indenture admissible in evidence in the courts of Argentina.

ARTICLE V

MERGER, CONSOLIDATION, SALE OR CONVEYANCE

Section 5.1.           Bank May Consolidate, etc. on Certain Terms. (a) The Bank covenants that it will not merge or consolidate with or into, or convey or transfer all or substantially all of its assets to any Person unless:

(i)            immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(ii)           either the Bank is the surviving or continuing corporation or any resulting, surviving or transferee Person (if other than the Bank) formed by any such merger or consolidation, or the Person which acquires by conveyance or transfer such assets (the “Successor Person”) expressly assumes, by a supplemental indenture to the Indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and interest on (including Additional Amounts, if any) all of the Notes and the Indenture;

(iii)          the Successor Person (except in the case of leases), if any, succeeds to and becomes substituted for the Bank with the same effect as if it had been named in the Notes as the Bank; and

(iv)          the Bank delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

(b)           Upon subscription or acquisition of the Notes, holders shall irrevocably waive any and all rights that they may be entitled to under Argentine law in connection with holding Notes to submit an opposition to any such merger or consolidation or transfer of assets in accordance with the Corporations Law, and other applicable Argentine laws and regulations and Bulk Transfer Law No. 11,867, as amended from time to time.

Section 5.2.           Successor Person Substituted. (a) In case of any such consolidation, merger, sale, transfer, lease or other conveyance in accordance with Section 5.1, such Successor Person shall succeed to and be substituted for the Bank, with the same effect as if it had been named herein. Such Successor Person may cause to be signed, and may issue either in its own name or in the name of the Bank, prior to such succession any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Bank and delivered to the Trustee; and, upon the order of such Successor Person instead of the Bank and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes that previously shall have been signed and delivered by the Authorized Person of the Bank to the Trustee for authentication, and any Notes that such Successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof.

(b)           In case of any such consolidation, merger, sale, transfer, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c)           In the event of any such sale or conveyance (other than a conveyance by way of lease) and assumption by the Successor Person, the Bank shall be discharged from all obligations and covenants under the Indenture and the Notes to be performed by the Bank and may be liquidated and dissolved.

(d)           No Successor Person shall have the right to redeem any Notes outstanding unless the Bank would have been entitled to redeem such Notes pursuant to the Indenture in the absence of any such merger, consolidation, sale, transfer, lease or conveyance permitted under Section 5.1.

Section 5.3.           Documents to Trustee. The Trustee shall receive an Opinion of Counsel stating that any such consolidation, merger, sale, transfer, lease or other conveyance or disposition, and any such liquidation or dissolution, complies with the applicable provisions of the Indenture, the Notes and applicable law and an Opinion of Counsel and an Officers’ Certificate stating that all conditions precedent (including the adoption of any appropriate resolution by the Board of Directors) relating to such transaction have been met in all material respects, and the Trustee may rely on such Opinion of Counsel and Officers’ Certificate as conclusive evidence of the matters described therein.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1.           Events of Default. (a) The term “Event of Default” means any one of the following events with respect to the Notes:

(i)            the Bank shall fail to pay any principal or interest (or Additional Amounts, if any) on the Notes on the date when it becomes due and payable in accordance with the terms thereof, and such failure continues for a period of 10 days (in the case of principal) or 15 days (in the case of interest or Additional Amounts, if any); or

(ii)           the Bank shall fail to duly perform or observe any other covenant applicable to the Notes in the Indenture and such failure shall continue unremedied for a period of 60 days after written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Event of Default” has been received by the Bank from the Trustee or from the holders of at least 25% in aggregate principal amount of the outstanding Notes; or

(iii)          the Bank shall fail to pay when due any of its Indebtedness, beyond the grace period, if any, provided in the agreement or agreements under which such Indebtedness was created, in an aggregate principal amount exceeding US$10,000,000 (or the then equivalent thereof in another currency, each such equivalent to be determined by the Bank at the time of the relevant default and not be affected by subsequent changes in exchange rates at the time of determination), or any other event of default occurs under any agreement relating to any such Indebtedness which results in the acceleration of the scheduled maturity of Indebtedness in an aggregate principal amount exceeding US$10,000,000 (or the equivalent thereof at the time of determination); or

(iv)          (a) a court having jurisdiction shall enter a final decree or order for (x) relief in respect of the Bank in an involuntary case under the Financial Institutions Law, the Argentine Bankruptcy Law, or any applicable bankruptcy, insolvency or similar law in effect from time to time or (y) the appointment under any applicable bankruptcy, insolvency or other similar law of an administrator, receiver or trustee for the Bank for all or substantially all of the assets of the Bank, and in each case such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (b) the Central Bank shall order a suspension of all or substantially all of the activities of the Bank pursuant to Article 49 of the charter of the Central Bank, and such suspension shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)           the Bank shall (a) commence a voluntary case under the Financial Institutions Law, the Argentine Bankruptcy Law, or seeking liquidation or other relief with respect to its debts under any applicable bankruptcy, insolvency or similar law or (b) consent to the appointment under any applicable bankruptcy, insolvency or similar law of an administrator, receiver or trustee for the Bank for all or substantially all of the assets of the Bank; or

(vi)          either (a) the Bank shall liquidate or dissolve or permanently cease to carry on all or substantially all of its business and operations (in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation, on terms consistent with the terms of this First Supplemental Indenture as described in Article V or approved by a resolution of an extraordinary meeting of the holders of the Notes), or (b) any one or more Governmental Authorities shall take the effective control of the Bank through a nationalization or expropriation of all or substantially all of the assets or Capital Stock of the Bank.

(b)           If any of the Events of Default described above occurs and is continuing, holders of not less than 25% in aggregate principal amount of the Notes, by written notice to the Bank, may request the Trustee to declare all the Notes then outstanding to be immediately due and payable; provided that in the case of any of the Events of Default described in Section 6.1(a)(iv) and Section 6.1(a)(v) with respect to the Bank, the Notes shall, without any notice to the Bank or any other act by the Trustee or the holder of any Notes, become immediately due and payable.

(c)           If an Event of Default set forth in Section 6.1(a)(iii) has occurred and is continuing with respect to the Notes, such Event of Default shall be automatically rescinded and annulled once the default triggering such Event of Default pursuant to Section 6.1(a)(iii) is remedied or cured by the Bank or waived by the holders of the relevant Indebtedness. No such rescission and annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

(d)           Upon any such declaration of acceleration, the principal of the Notes so accelerated and the interest accrued thereon and all other amounts payable with respect to such Notes shall become and be immediately due and payable. If the Event of Default or Events of Default giving rise to any such declaration of acceleration are cured following such declaration, such declaration may be rescinded by the holders of such Notes in the manner set forth in Section 6.1(e) below.

(e)           At any time after a declaration of acceleration has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Bank and the Trustee, may rescind and annul such declaration and its consequences if (i) the Bank has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue installments of interest on the Notes, (B) the principal of (and premium, if any, on) any Notes which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefore by the terms of the Notes, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefore by the terms of the Notes, to the extent that payment of such interest is lawful and (D) all sums paid or advanced by the Trustee and the Agents hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel; and (ii) all Events of Default with respect to such Notes, other than the nonpayment of the principal, premium or interest on the Notes that has become due solely because of such acceleration, have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

(f)            The Trustee shall not be charged with knowledge of any Event of Default with respect to the Notes unless a written notice of such Event of Default shall have been given to a Responsible Officer.

ARTICLE VII

MODIFICATION, WAIVER AND SUPPLEMENTAL INDENTURES.

Section 7.1.           Modification, Waiver and Supplemental Indentures. In addition to the manner provided for in Section 11.02 of the Base Indenture, the Bank and the Trustee may, without the vote or consent of any holder of Notes, modify, amend, waive or supplement the Indenture or the Notes in certain circumstances, including, among other things, to cure any ambiguity, omission, defect or inconsistency, to conform the text of the Indenture or the Notes to any provision in the Description of the Notes.

ARTICLE VIII

MISCELLANEOUS

Section 8.1.           Confirmation of Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall, in respect of any Notes, be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail with respect to the Notes.

Section 8.2.           Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of the Bank, and the Trustee and Registrar assume no responsibility for the correctness thereof. The Trustee and Registrar make no representation as to the validity or sufficiency of this First Supplemental Indenture, or any offering materials or of the Notes. The Trustee and Registrar shall not be accountable for the use or application by the Bank of any of the Notes or of the proceeds thereof.

Section 8.3.           Governing Law. This First Supplemental Indenture and the Notes are governed by, and will be construed in accordance with, the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Bank, and matters relating to the legal requirements necessary in order for the Notes to qualify as “negotiable obligations” under Argentine law, shall be governed by the Argentine Negotiable Obligations Law, as amended, together with Argentine Companies Law, as amended and other applicable Argentine laws and regulations.

Section 8.4.           Judgment Currency Indemnity. (a) If a judgment or order given or made by any court for the payment of any amount in respect of any Note is expressed in a currency (the “Judgment Currency”) other than the currency (the “Denomination Currency”) in which such Notes are payable, the Bank will indemnify the relevant holder against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order.

(b)              The Bank agrees that, notwithstanding any restriction or prohibition on access to the foreign exchange market (Mercado Único y Libre de Cambios) in Argentina, any and all payments to be made under the Notes and the Indenture shall be made in U.S. dollars. Nothing in the Notes and the Indenture shall impair any of the rights of the holders of the Notes or the Trustee or justify the Bank in refusing to make payments under the Notes and the Indenture in U.S. dollars for any reason whatsoever, including, without limitation, any of the following: (i) the purchase of U.S. dollars in Argentina becoming more onerous or burdensome for the Bank than as of the date hereof and (ii) the exchange rate in force in Argentina increasing significantly from that in effect as of the date hereof. To the extent permitted by law, the Bank waives the right to invoke any defense of payment impossibility (including any defense under Section 1091 of Argentine Law No. 26,994 (Código Civil y Comercial de la Nación), impossibility of paying in U.S. dollars (assuming liability for any force majeure or act of God), or similar defenses or principles (including, without limitation, equity or sharing of efforts principles).

Section 8.5.           Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental

Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 8.6.           Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 8.7.           USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, The Bank of New York Mellon, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this First Supplemental Indenture agree that they will provide The Bank of New York Mellon. with such information as it may request in order for The Bank of New York Mellon to satisfy the requirements of the USA Patriot Act.

Section 8.8.           Incorporation of Rights, etc. of Trustee and Agents. All of the rights, privileges, protections, indemnities, immunities and benefits of the Trustee and each Agent under the Base Indenture are hereby incorporated herein, and shall be enforceable by the Trustee and each Agent, as applicable, as if set forth herein in full.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and as of the day and year first above written.

BANCO SUPERVIELLE S.A.

By:	/s/ E. Alejandro Stengel
	Name:	E. Alejandro Stengel
	Title:	Director

By:	/s/ Atilio Dell’Oro Maini
	Name:	Atilio Dell’Oro Maini
	Title:	Apoderado

THE BANK OF NEW YORK MELLON, as Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent

By:
Name:
Title:

BANCO SANTANDER RIO S.A., as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina

By:
Name:
Title:

By:
Name:
Title:

[Signature page to First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and as of the day and year first above written.

BANCO SUPERVIELLE S.A.

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent

By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

BANCO SANTANDER RIO S.A., as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina

By:
Name:
Title:

By:
Name:
Title:

[Signature page to First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and as of the day and year first above written.

BANCO SUPERVIELLE S.A.

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent

By:
Name:
Title:

BANCO SANTANDER RIO S.A., as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina

By:	/s/ Daniel Patron Costas
	Name:	Daniel Patron Costas
	Title:	Apoderado

By:	/s/ Alejandro Butti
	Name:	Alejandro Butti
	Title:	Apoderado

[Signature page to First Supplemental Indenture]

EXHIBIT A

FORM OF FACE OF RESTRICTED GLOBAL NOTE

RESTRICTED GLOBAL NOTE

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DISCRETION AND AT THE DIRECTION OF THE BANK.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTES EXCEPT IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

ONLY (A) TO THE BANK OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE). PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) ABOVE, THE BANK RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE REVERSE HEREOF.

CUSIP No.:           [•]

ISIN No.:               [•]

RESTRICTED GLOBAL NOTE

Representing

Ps. [•]

SERIES A FLOATING RATE NOTES DUE 2020

BANCO SUPERVIELLE S.A.

BANCO SUPERVIELLE S.A. was organized in the City of Buenos Aires, on December 30, 1940 as a corporation with limited liability (sociedad anónima) under the laws of Argentina for a term expiring on January 14, 2041, duly authorized as a limited liability corporation (sociedad anónima) by means of Executive Power Decree No. 82,191 dated January 14, 1941 and was registered under No. 23, Page 502, Book No. 45, Volume A of Estatutos Nacionales of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at Bartolomé Mitre 434, City of Buenos Aires, Argentina.

SERIES: A

PRINCIPAL AMOUNT: [•]

ISSUE DATE: FEBRUARY 9, 2017

STATED MATURITY: AUGUST 9, 2020

OTHER TERMS AND CONDITIONS:

THE TERMS AND CONDITIONS ATTACHED HERETO AND THE TERMS OF THE PRICING SUPPLEMENT ARE INCORPORATED BY REFERENCE HEREIN IN THEIR ENTIRETY. TERMS USED BUT NOT DEFINED IN THIS NOTE ARE USED AS DEFINED IN THE INDENTURE.

This Restricted Global Note (this “Global Note”) is issued in accordance with the first supplemental indenture (the “First Supplemental Indenture”) dated as of February 9, 2017, among Banco Supervielle S.A., as issuer (the “Bank”), The Bank of New York Mellon, as trustee (the “Trustee”), registrar (the “Registrar”), calculation agent (the “Calculation Agent”), paying agent (the “Paying Agent”) and transfer agent (the “Transfer Agent”), and Banco Santander Rio S.A., as Argentine registrar (the “Argentine Registrar”), Argentine paying agent (the “Argentine Paying Agent”), Argentine transfer agent (the “Argentine Transfer Agent”) and representative of the Trustee in Argentina (the “Representative of the Trustee in Argentina”), which supplements and amends the indenture, dated as of February 9, 2017 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, the “Indenture”), among the Bank, The Bank of New York Mellon, as Trustee, Registrar, Calculation Agent, Paying Agent, and Transfer Agent, and Banco Santander Rio S.A., as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina. The provisions of the Indenture shall for all purposes have the same effect as if set forth in this Global Note.

This Global Note is a global security representing an issue of duly authorized Securities of the Bank issued pursuant to the Indenture.

In the event of any conflict among the provisions stated herein, those in the Pricing Supplement and the Offering Memorandum, and those in the Indenture, the provisions in the Indenture will prevail.

The Bank, for value received, hereby promises to pay Cede & Co. or registered assigns, the Principal Amount stated above (as adjusted pursuant to Schedule A hereto) or the redemption amount as specified in the Indenture, in U.S. dollars, as calculated by the Calculation Agent, by converting the Argentine peso amounts due into U.S. dollars at the Applicable Exchange Rate on the applicable Calculation Date, in two installments as follows: Ps. [•] on February 9, 2020 and Ps. [•] (or such other principal amount of the Notes as may be outstanding) on the Stated Maturity, unless earlier redeemed in accordance with the terms hereof, to pay interest from the Issue Date of this Global Note specified herein (or from the most recent Interest Payment Date to which interest has been paid or made available for payment) on the unpaid Principal Amount (and, to the extent lawful, on overdue principal (including premium or redemption amount, if any)) and any interest in respect hereof at the Interest Rate per annum specified herein on the Interest Payment Date or Dates specified herein in each year, commencing, unless otherwise specified herein, with the first such Interest Payment Date falling at least fifteen days after the Issue Date of this Global Note specified above and at Stated Maturity or any redemption date, until the principal hereof shall be paid or made available for payment.

This Global Note is exchangeable in whole or in part for duly executed and issued Certificated Notes as provided in the Indenture, with the applicable legends as marked thereon, only if such exchange complies with Section 3.05 of the Base Indenture. Interests in this Global Note are exchangeable or transferable in whole or in part for interests in a Regulation S Global Note, only if such exchange or transfer complies with Section 3.05 of the Base Indenture.

This Global Note is one of the Series designated above, which term shall mean each original issue of Notes and shall be deemed to include any other Global Notes in respect of such Series issued pursuant to the Indenture referred to on the face of this Global Note. These Notes, together with any other debt securities of the Bank issued under the Indenture, are limited to an aggregate principal amount outstanding at any one time of US$800,000,000 (or the equivalent thereof in Argentine pesos).

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature of one of its authorized signatories, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Global Note shall be governed by, and construed in accordance with, the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of this Global Note by the Bank, and matters relating to the legal requirements necessary in order for this Global Note to qualify as “negotiable obligations” under Argentine law, shall be governed by the Argentine Law No. 23,576, as amended (the “Negotiable Obligations Law”), together with Argentine Law No.19,550, as amended and supplemented (the “Corporations Law”), and other applicable Argentine laws and regulations.

This Global Note is excluded from the deposit insurance system established pursuant to Argentine Law No. 24,485, as amended, and will not benefit from the exclusive priority right granted to depositors pursuant to Section 49(e) of the Argentine Financial Institutions Law No. 21,526, as amended (the “Financial Institutions Law”). This Global Note is not secured by any security interest or guaranteed by any other entity or person. Neither Argentina, nor any governmental agency or political subdivision thereof, in any way guarantees or otherwise backs, of the Bank’s obligations in respect of this Global Note.

IN WITNESS WHEREOF, Banco Supervielle S.A. has caused this Global Note to be duly executed.

Date:

BANCO SUPERVIELLE S.A.

By:
Name:
Title: Director

By:
Name:
Title: Member of the Supervisory Committee

[Signature page to Rule 144A Global Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Global Notes referred to in the within-mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

[Signature page to Rule 144A Global Note]

General

The Series A Floating Rate Notes Due 2020 (the “Notes”) were issued under the first supplemental indenture (the “First Supplemental Indenture”) dated as of February 9, 2017, among Banco Supervielle S.A., as issuer (the “Bank”), The Bank of New York Mellon, as trustee (the “Trustee”), registrar (the “Registrar”), calculation agent (the “Calculation Agent”), paying agent (the “Paying Agent”) and transfer agent (the “Transfer Agent”), and Banco Santander Rio S.A., as Argentine registrar (the “Argentine Registrar”), Argentine paying agent (the “Argentine Paying Agent”), Argentine transfer agent (the “Argentine Transfer Agent”) and representative of the Trustee in Argentina (the “Representative of the Trustee in Argentina”), which supplements and amends the indenture, dated as of February 9, 2017 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, the “Indenture”), among the Bank, The Bank of New York Mellon, as Trustee, Registrar, Calculation Agent, Paying Agent, and Transfer Agent, and Banco Santander Rio S.A., as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina. The following is a description of the material provisions of the Indenture. It does not contain all of the provisions of the Indenture. The Indenture defines the rights of holders of the Notes (the “Holders”). This description is qualified in its entirety by reference to all of the provisions of the Indenture and the Notes, including the definitions therein of certain terms.

Ranking

The Notes will constitute “obligaciones negociables” under Argentine Law No. 26,831, the CNV Rules and the Negotiable Obligations Law and will be entitled to the benefits set forth therein and subject to the procedural requirements established therein. In particular, pursuant to Section 29 of the Negotiable Obligations Law, in case the Bank defaults in the payment of any amounts outstanding under the Notes, the Holder of such Notes will be entitled to file a summary action (acción ejecutiva) in Argentina for collection of such amount.

Interest Rate

Interest on each Note shall accrue during any Interest Rate Period at an annual floating rate equivalent to the sum of (i) the Reference Rate for such Interest Rate Period (or the Initial Reference Rate, solely for the initial Interest Rate Period) plus (ii) the Margin from (and including) February 9, 2017, the date of original issuance, or from (and including) the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for, until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each May 9, August 9, November 9, and February 9 (each, an “Interest Payment Date”) and at the Stated Maturity and upon redemption or acceleration, as specified under “Payment of Principal and Interest” below.

The Interest Rate for each period will be reset quarterly and calculated by the Calculation Agent on the Calculation Date immediately prior to the beginning of the relevant Interest Rate Period, except for the Interest Rate for the initial Interest Rate Period. The Interest Rate for the initial Interest Rate Period is 24.4375%. In no case shall the Interest Rate be lower than the Minimum Interest Rate. The Interest Rate Period is the period beginning on, and including, the most recent Interest Payment Date and ending on, but excluding, the next succeeding Interest

Payment Date; provided that the first Interest Rate Period on any Note will begin on, and include, the date of original issuance of such Note and will end on, but exclude, the first Interest Payment Date.

If the Central Bank ceases to publish the BADLAR Private Banks Rate, (i) the Calculation Agent will use the replacement of the BADLAR Private Banks Rate that the Central Bank publishes for calculating the Reference Rate or (ii) if a substitute rate does not exist or is not published, the Bank will provide the Calculation Agent with the arithmetic average of the last three (3) Business Days prior to the Calculation Date for time deposits of more than Ps. 1,000,000 for periods between thirty and thirty-five days for the five largest private banks in Argentina in terms of deposits, so that the Calculation Agent uses such average for calculating the Reference Rate. In order to select the five largest private banks in terms of deposits, the most recent deposits report published by the Central Bank will be considered.

Payment of Principal and Interest

General

Each payment to be made under the Indenture or on any Note shall be made on the required payment date in U.S. dollars, as calculated by the Calculation Agent, by converting the Argentine peso amounts due into U.S. dollars at the Applicable Exchange Rate on the applicable Calculation Date.

If the exchange rate established by the Central Bank is not available, the Bank will provide the Calculation Agent with the arithmetic average of the last three Business Days prior to the Calculation Date of the selling exchange rate that is published by the three Argentine private banks with the largest volume of foreign trade transactions according to information published by the Central Bank on its website, so that the Calculation Agent uses such arithmetic average for calculating the Applicable Exchange Rate. The Calculation Agent will notify the Trustee and the Bank on each Calculation Date of the Applicable Exchange Rate and the amount in U.S. dollars to be paid in respect of each Ps. 1,000 outstanding on the immediately following payment date.

Payment of principal of the Notes will be made in two installments as follows: Ps. 2,384,085,000 on February 9, 2020 and Ps. 2,384,085,000 (or such other principal amount of the Notes as may be outstanding) on the Stated Maturity.

The Person in whose name a Note is registered at the close of business on April 24, July 25, October 25, and January 25 immediately preceding each Interest Payment Date (each, a “Record Date”) shall be entitled to receive the interest (and principal, if any, payable other than upon acceleration or redemption), if any, payable on such Interest Payment Date, notwithstanding the cancellation of the Note upon any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date; provided (i) that if and to the extent the Bank shall default in the payment of the interest (including Additional Amounts) due on such Interest Payment Date for such Note, such defaulted interest (including Additional Amounts) shall be paid to the Person in whose name such Note is registered at the end of a subsequent record date established by the Bank by notice given by mail or on behalf of the Bank to the Holders of the Notes not less than 15 days preceding such subsequent record date, such record date to be not less than 15 days preceding the date of payment in respect of such defaulted interest and (ii) that interest payable at Stated Maturity or upon acceleration or redemption will be payable to the Person to whom principal shall be payable.

Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Global Note will be made to DTC, in accordance with DTC’s procedures, or its nominee (or any successor thereof) as the registered owner thereof (or any successor thereto). None of the Bank, the Trustee, the Registrar nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Certificated Note at Stated Maturity or upon acceleration or redemption will be made to the registered holder on the payment date in immediately available funds upon surrender of such Note at the Corporate Trust Office in the Borough of Manhattan, New York City, or at the office of any Paying Agent in the City of Buenos Aires by a check drawn on, or by transfer to an account maintained by the registered holder with, a bank located in New York City. Payments of the principal of and premium, interest, Additional Amounts and any other amounts on or in respect of Certificated Notes to be made other than at Stated Maturity or upon redemption, will be made by check drawn on a bank in New York City mailed on or before the due date for such payment to the address of the Person entitled thereto as it appears in the Register; provided that a holder of Ps. 15,000,000 in aggregate principal amount of Certificated Notes shall be entitled to receive such payment by wire transfer in immediately available funds to an account maintained by such holder at a bank located in New York City as may have been appropriately designated by such Person to the Trustee in writing no later than 15 days prior to the relevant Interest Payment Date. Unless such designation is revoked, any such designation made by such Person with respect to such Certificated Note will remain in effect with respect to any future payments with respect to such Certificated Note payable to such Person.

Payments of interest on any Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date.

Interest on the Notes will be calculated on the basis of a year of 365 days and the actual numbers of days elapsed.

If the Stated Maturity or the Interest Payment Date or any other payment date for any Note falls on a day that is not a Business Day, payment of principal (and premium, if any), interest and any Additional Amounts with respect to such Note will be made on the next succeeding Business Day in the place of payment with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

Redemption and Repurchase

The Notes are subject to redemption for taxation reasons, as further described in the Indenture. The Bank shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Covenants

For as long as any Note is outstanding, the Bank will comply and to the extent specified in the Indenture will cause its Subsidiaries to comply with the terms of the certain covenants set forth in the Indenture.

Events of Default and Remedies

The Events of Default relating to the Notes are defined in the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Bank, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

Discharge and Defeasance

The Indenture and the Note may be discharged, and the Bank may exercise its defeasance option, each as set forth in the Base Indenture.

Amendments, Supplement and Waiver

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

Further Issuances

Subject to the authorization of the CNV (to the extent applicable), the Bank may issue additional Notes from time to time, without the consent of the Holders of the Notes then outstanding, and create additional notes of this series (“Additional Notes”).

Governing Law, Judgments, Jurisdiction, Service of Process, Waiver of Immunities

The Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Bank, and matters relating to the legal requirements necessary in order for the Notes to qualify as “negotiable obligations” under Argentine law, shall be governed by the Negotiable Obligations Law, together with Companies Law, as amended and supplemented, and other applicable Argentine laws and regulations.

CUSIP, ISIN and Common Code Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Bank has caused CUSIP, ISIN and Common Code numbers to be printed on the Notes, and the Trustee may use CUSIP, ISIN and Common Code numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Bank shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Bank at the following address:

c/o Banco Supervielle S.A.

Reconquista 330, C1003ABH

City of Buenos Aires, Argentina

Telephone: +54 11 4324-8000

Telecopy: +54 11 4324-8000

Attention: Rosario Jonas Mackinlay / Leandro Carletti

SCHEDULE A

Date	Principal Amount of Certificated Notes or other Global Notes issued in exchange for or upon transfer of an interest in this Restricted Global Note	Principal Amount of this Restricted Global Note Redeemed or Repurchased	Increase in Principal Amount of this Note due to the exchange or transfer of another Note (or an interest therein) for an interest in this Note	Remaining Principal Amount of this Restricted Global Note	Notation made on behalf of the Trustee by

EXHIBIT B

FORM OF FACE OF REGULATION S GLOBAL NOTE

REGULATION S GLOBAL NOTE

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AGENCY IN ANY JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE REVERSE HEREOF. PRIOR TO THE EXPIRATION OF A RESTRICTED PERIOD ENDING ON MARCH 21, 2017 OR SUCH LATER DATE AS THE BANK MAY NOTIFY TO THE TRUSTEE, THIS NOTE, OR ANY BENEFICIAL INTEREST HEREIN, MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED EXCEPT (A)(1) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (2) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 144A, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS

OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

CUSIP No.:	[•]
ISIN No.:	[•]

REGULATION S GLOBAL NOTE

Representing

Ps. [•]

SERIES A FLOATING RATE NOTES DUE 2020

BANCO SUPERVIELLE S.A.

BANCO SUPERVIELLE S.A. was organized in the City of Buenos Aires, on December 30, 1940 as a corporation with limited liability (sociedad anónima) under the laws of Argentina for a term expiring on January 14, 2041, duly authorized as a limited liability corporation (sociedad anónima) by means of Executive Power Decree No. 82,191 dated January 14, 1941 and was registered under No. 23, Page 502, Book No. 45, Volume A of Estatutos Nacionales of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at Bartolomé Mitre 434, City of Buenos Aires, Argentina.

SERIES: A

PRINCIPAL AMOUNT: [•]

ISSUE DATE: FEBRUARY 9, 2017

STATED MATURITY: AUGUST 9, 2020

OTHER TERMS AND CONDITIONS:

THE TERMS AND CONDITIONS ATTACHED HERETO AND THE TERMS OF THE PRICING SUPPLEMENT ARE INCORPORATED BY REFERENCE HEREIN IN THEIR ENTIRETY. TERMS USED BUT NOT DEFINED IN THIS NOTE ARE USED AS DEFINED IN THE INDENTURE.

This Regulation S Global Note (this “Global Note”) is issued in accordance with the first supplemental indenture (the “First Supplemental Indenture”) dated as of February 9, 2017, among Banco Supervielle S.A., as issuer (the “Bank”), The Bank of New York Mellon, as trustee (the “Trustee”), registrar (the “Registrar”), calculation agent (the “Calculation Agent”), paying agent (the “Paying Agent”) and transfer agent (the “Transfer Agent”), and Banco Santander Rio S.A., as Argentine registrar (the “Argentine Registrar”), Argentine paying agent (the “Argentine Paying Agent”), Argentine transfer agent (the “Argentine Transfer Agent”) and representative of the Trustee in Argentina (the “Representative of the Trustee in Argentina”), which supplements and amends the indenture, dated as of February 9, 2017 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, the “Indenture”), among the Bank, The Bank of New York Mellon, as Trustee, Registrar, Calculation Agent, Paying Agent, and Transfer Agent, and Banco Santander Rio S.A., as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina. The provisions of the Indenture shall for all purposes have the same effect as if set forth in this Global Note.

This Global Note is a global security representing an issue of duly authorized Securities of the Bank issued pursuant to the Indenture.

In the event of any conflict among the provisions stated herein, those in the Pricing Supplement and the Offering Memorandum, and those in the Indenture, the provisions in the Indenture will prevail.

The Bank, for value received, hereby promises to pay Cede & Co. or registered assigns, the Principal Amount stated above (as adjusted pursuant to Schedule A hereto) or the redemption amount as specified in the Indenture, in U.S. dollars, as calculated by the Calculation Agent, by converting the Argentine peso amounts due into U.S. dollars at the Applicable Exchange Rate on the applicable Calculation Date, in two installments as follows: Ps. [•] on February 9, 2020 and Ps. [•] (or such other principal amount of the Notes as may be outstanding) on the Stated Maturity, unless earlier redeemed in accordance with the terms hereof, to pay interest from the Issue Date of this Global Note specified herein (or from the most recent Interest Payment Date to which interest has been paid or made available for payment) on the unpaid Principal Amount (and, to the extent lawful, on overdue principal (including premium or redemption amount, if any)) and any interest in respect hereof at the Interest Rate per annum specified herein on the Interest Payment Date or Dates specified herein in each year, commencing, unless otherwise specified herein, with the first such Interest Payment Date falling at least fifteen days after the Issue Date of this Global Note specified above and at Stated Maturity or any redemption date, until the principal hereof shall be paid or made available for payment.

This Global Note is exchangeable in whole or in part for duly executed and issued Certificated Notes as provided in the Indenture, with the applicable legends as marked thereon, only if such exchange complies with Section 3.05 of the Base Indenture. Interests in this Global Note are exchangeable or transferable in whole or in part for interests in a Regulation S Global Note, only if such exchange or transfer complies with Section 3.05 of the Base Indenture.

This Global Note is one of the Series designated above, which term shall mean each original issue of Notes and shall be deemed to include any other Global Notes in respect of such Series issued pursuant to the Indenture referred to on the face of this Global Note. These Notes, together with any other debt securities of the Bank issued under the Indenture, are limited to an aggregate principal amount outstanding at any one time of US$800,000,000 (or the equivalent thereof in Argentine pesos).

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature of one of its authorized signatories, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Global Note shall be governed by, and construed in accordance with, the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of this Global Note by the Bank, and matters relating to the legal requirements necessary in order for this Global Note to qualify as “negotiable obligations” under Argentine law, shall be governed by the Argentine Law No. 23,576, as amended (the “Negotiable Obligations Law”), together with Argentine Law No.19,550, as amended and supplemented (the “Corporations Law”), and other applicable Argentine laws and regulations.

This Global Note is excluded from the deposit insurance system established pursuant to Argentine Law No. 24,485, as amended, and will not benefit from the exclusive priority right granted to depositors pursuant to Section 49(e) of the Argentine Financial Institutions Law No. 21,526, as amended (the “Financial Institutions Law”). This Global Note is not secured by any security interest or guaranteed by any other entity or person. Neither Argentina, nor any governmental agency or political subdivision thereof, in any way guarantees or otherwise backs, of the Bank’s obligations in respect of this Global Note.

IN WITNESS WHEREOF, Banco Supervielle S.A. has caused this Global Note to be duly executed.

Date:

BANCO SUPERVIELLE S.A.

By:
Name:
	Title:	Director

By:
Name:
	Title:	Member of the Supervisory Committee

[Signature page to Regulation S Global Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Global Notes referred to in the within-mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Signature page to Regulation S Global Note]

General

The Series A Floating Rate Notes Due 2020 (the “Notes”) were issued under the first supplemental indenture (the “First Supplemental Indenture”) dated as of February 9, 2017, among Banco Supervielle S.A., as issuer (the “Bank”), The Bank of New York Mellon, as trustee (the “Trustee”), registrar (the “Registrar”), calculation agent (the “Calculation Agent”), paying agent (the “Paying Agent”) and transfer agent (the “Transfer Agent”), and Banco Santander Rio S.A., as Argentine registrar (the “Argentine Registrar”), Argentine paying agent (the “Argentine Paying Agent”), Argentine transfer agent (the “Argentine Transfer Agent”) and representative of the Trustee in Argentina (the “Representative of the Trustee in Argentina”), which supplements and amends the indenture, dated as of February 9, 2017 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, the “Indenture”), among the Bank, The Bank of New York Mellon, as Trustee, Registrar, Calculation Agent, Paying Agent, and Transfer Agent, and Banco Santander Rio S.A., as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina. The following is a description of the material provisions of the Indenture. It does not contain all of the provisions of the Indenture. The Indenture defines the rights of holders of the Notes (the “Holders”). This description is qualified in its entirety by reference to all of the provisions of the Indenture and the Notes, including the definitions therein of certain terms.

Ranking

The Notes will constitute “obligaciones negociables” under Argentine Law No. 26,831, the CNV Rules and the Negotiable Obligations Law and will be entitled to the benefits set forth therein and subject to the procedural requirements established therein. In particular, pursuant to Section 29 of the Negotiable Obligations Law, in case the Bank defaults in the payment of any amounts outstanding under the Notes, the Holder of such Notes will be entitled to file a summary action (acción ejecutiva) in Argentina for collection of such amount.

Interest Rate

Interest on each Note shall accrue during any Interest Rate Period at an annual floating rate equivalent to the sum of (i) the Reference Rate for such Interest Rate Period (or the Initial Reference Rate, solely for the initial Interest Rate Period) plus (ii) the Margin from (and including) February 9, 2017, the date of original issuance, or from (and including) the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for, until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each May 9, August 9, November 9, and February 9 (each, an “Interest Payment Date”) and at the Stated Maturity and upon redemption or acceleration, as specified under “Payment of Principal and Interest” below.

The Interest Rate for each period will be reset quarterly and calculated by the Calculation Agent on the Calculation Date immediately prior to the beginning of the relevant Interest Rate Period, except for the Interest Rate for the initial Interest Rate Period. The Interest Rate for the initial Interest Rate Period is 24.4375%. In no case shall the Interest Rate be lower than the Minimum Interest Rate. The Interest Rate Period is the period beginning on, and including, the most recent Interest Payment Date and ending on, but excluding, the next succeeding Interest

Payment Date; provided that the first Interest Rate Period on any Note will begin on, and include, the date of original issuance of such Note and will end on, but exclude, the first Interest Payment Date.

If the Central Bank ceases to publish the BADLAR Private Banks Rate, (i) the Calculation Agent will use the replacement of the BADLAR Private Banks Rate that the Central Bank publishes for calculating the Reference Rate or (ii) if a substitute rate does not exist or is not published, the Bank will provide the Calculation Agent with the arithmetic average of the last three (3) Business Days prior to the Calculation Date for time deposits of more than Ps. 1,000,000 for periods between thirty and thirty-five days for the five largest private banks in Argentina in terms of deposits, so that the Calculation Agent uses such average for calculating the Reference Rate. In order to select the five largest private banks in terms of deposits, the most recent deposits report published by the Central Bank will be considered.

Payment of Principal and Interest

General

Each payment to be made under the Indenture or on any Note shall be made on the required payment date in U.S. dollars, as calculated by the Calculation Agent, by converting the Argentine peso amounts due into U.S. dollars at the Applicable Exchange Rate on the applicable Calculation Date.

If the exchange rate established by the Central Bank is not available, the Bank will provide the Calculation Agent with the arithmetic average of the last three Business Days prior to the Calculation Date of the selling exchange rate that is published by the three Argentine private banks with the largest volume of foreign trade transactions according to information published by the Central Bank on its website, so that the Calculation Agent uses such arithmetic average for calculating the Applicable Exchange Rate. The Calculation Agent will notify the Trustee and the Bank on each Calculation Date of the Applicable Exchange Rate and the amount in U.S. dollars to be paid in respect of each Ps. 1,000 outstanding on the immediately following payment date.

Payment of principal of the Notes will be made in two installments as follows: Ps. 2,384,085,000 on February 9, 2020 and Ps. 2,384,085,000 (or such other principal amount of the Notes as may be outstanding) on the Stated Maturity.

The Person in whose name a Note is registered at the close of business on April 24, July 25, October 25, and January 25 immediately preceding each Interest Payment Date (each, a “Record Date”) shall be entitled to receive the interest (and principal, if any, payable other than upon acceleration or redemption), if any, payable on such Interest Payment Date, notwithstanding the cancellation of the Note upon any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date; provided (i) that if and to the extent the Bank shall default in the payment of the interest (including Additional Amounts) due on such Interest Payment Date for such Note, such defaulted interest (including Additional Amounts) shall be paid to the Person in whose name such Note is registered at the end of a subsequent record date established by the Bank by notice given by mail or on behalf of the Bank to the Holders of the Notes not less than 15 days preceding such subsequent record date, such record date to be not less than 15 days preceding the date of payment in respect of such defaulted interest and (ii) that interest payable at Stated Maturity or upon acceleration or redemption will be payable to the Person to whom principal shall be payable.

Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Global Note will be made to DTC, in accordance with DTC’s procedures, or its nominee (or any successor thereof) as the registered owner thereof (or any successor thereto). None of the Bank, the Trustee, the Registrar nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Certificated Note at Stated Maturity or upon acceleration or redemption will be made to the registered holder on the payment date in immediately available funds upon surrender of such Note at the Corporate Trust Office in the Borough of Manhattan, New York City, or at the office of any Paying Agent in the City of Buenos Aires by a check drawn on, or by transfer to an account maintained by the registered holder with, a bank located in New York City. Payments of the principal of and premium, interest, Additional Amounts and any other amounts on or in respect of Certificated Notes to be made other than at Stated Maturity or upon redemption, will be made by check drawn on a bank in New York City mailed on or before the due date for such payment to the address of the Person entitled thereto as it appears in the Register; provided that a holder of Ps. 15,000,000 in aggregate principal amount of Certificated Notes shall be entitled to receive such payment by wire transfer in immediately available funds to an account maintained by such holder at a bank located in New York City as may have been appropriately designated by such Person to the Trustee in writing no later than 15 days prior to the relevant Interest Payment Date. Unless such designation is revoked, any such designation made by such Person with respect to such Certificated Note will remain in effect with respect to any future payments with respect to such Certificated Note payable to such Person.

Payments of interest on any Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date.

Interest on the Notes will be calculated on the basis of a year of 365 days and the actual numbers of days elapsed.

If the Stated Maturity or the Interest Payment Date or any other payment date for any Note falls on a day that is not a Business Day, payment of principal (and premium, if any), interest and any Additional Amounts with respect to such Note will be made on the next succeeding Business Day in the place of payment with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

Redemption and Repurchase

The Notes are subject to redemption for taxation reasons, as further described in the Indenture. The Bank shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Covenants

For as long as any Note is outstanding, the Bank will comply and to the extent specified in the Indenture will cause its Subsidiaries to comply with the terms of the certain covenants set forth in the Indenture.

Events of Default and Remedies

The Events of Default relating to the Notes are defined in the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Bank, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

Discharge and Defeasance

The Indenture and the Note may be discharged, and the Bank may exercise its defeasance option, each as set forth in the Base Indenture.

Amendments, Supplement and Waiver

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

Further Issuances

Subject to the authorization of the CNV (to the extent applicable), the Bank may issue additional Notes from time to time, without the consent of the Holders of the Notes then outstanding, and create additional notes of this series (“Additional Notes”).

Governing Law, Judgments, Jurisdiction, Service of Process, Waiver of Immunities

The Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Bank, and matters relating to the legal requirements necessary in order for the Notes to qualify as “negotiable obligations” under Argentine law, shall be governed by the Negotiable Obligations Law, together with Companies Law, as amended and supplemented, and other applicable Argentine laws and regulations.

CUSIP, ISIN and Common Code Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Bank has caused CUSIP, ISIN and Common Code numbers to be printed on the Notes, and the Trustee may use CUSIP, ISIN and Common Code numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Bank shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Bank at the following address:

c/o Banco Supervielle S.A.

Reconquista 330, C1003ABH

City of Buenos Aires, Argentina

Telephone: +54 11 4324-8000

Telecopy: +54 11 4324-8000

Attention: Rosario Jonas Mackinlay / Leandro Carletti

SCHEDULE A

Increase in
Principal
Amount of this
	Principal Amount of		Note due to the
	Certificated Notes or	Principal	exchange or
	other Global Notes	Amount of	transfer of	Remaining
	issued in exchange for	this	another Note	Principal
	or upon transfer of an	Regulation S	(or an interest	Amount of	Notation
	interest in this	Global Note	therein) for an	this	made on
	Regulation S Global	Redeemed or	interest in this	Regulation S	behalf of the
Date	Note	Repurchased	Note	Global Note	Trustee by

A-1